                                                                      EXHIBIT 99

[IKONICS CORPORATION LOGO]



                                  NEWS RELEASE


NEWS CONTACT:  Bill Ulland                                FOR IMMEDIATE RELEASE
               Chairman, President & CEO                  October 31, 2006
               (218) 628-2217


                 IKONICS POSTS RECORD THIRD QUARTER SALES, WHILE
                      NEW PRODUCT EXPENSES FLATTEN EARNINGS

DULUTH, MN - IKONICS Corporation, a Duluth based imaging technology company, announced today record third quarter 2006 sales of $3,674,000, a 6% increase over the third quarter of 2005. Earnings were $285,000, or $0.14 cents per share, down slightly from 2005 third quarter earnings of $287,000, or $0.14 per share. Year to date sales are up 6% and earnings are up 25% over the first three quarters of 2005.

Bill Ulland, IKONICS CEO, said that the flat earnings for the quarter reflected heavy new product development and launch expenses in addition to expenses related to IKONICS' bi-annual screen print trade show.

"Our new product initiatives, particularly our industrial ink jet and industrial etching technologies, continue to show considerable promise while requiring significant R&D and product launch expenses. I anticipate these expenses to lessen in the fourth quarter," said Ulland. Ulland also added that earnings could be negatively impacted in the fourth quarter as IKONICS incurs expenses related to Sarbanes Oxley compliance.




This press release contains forward-looking statements regarding sales, expenses, net earnings, and new products that involve risks and uncertainties. The Company's actual results could differ materially as a result of domestic and global economic conditions, competitive market conditions, acceptance of new products, the ability to identify and make suitable acquisitions, as well as the factors described in the Company's Form 10-KSB, Forms 10-QSB and other reports on file with the SEC.




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                               IKONICS CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS
                (UNAUDITED) For the Three Months and Nine Months
                        Ended September 30, 2006 and 2005

                                                           THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                       9/30/06           9/30/05           9/30/06          9/30/05
                                                     -----------       -----------      -------------     ------------
         Net Sales                                   $ 3,673,830       $ 3,462,253      $ 11,145,304      $ 10,532,775

         Costs and expenses net of interest income     3,262,067         3,045,639        10,086,829         9,702,465
                                                     -----------       -----------      -------------     ------------

         Income before income taxes                      411,763           416,614         1,058,475           830,310

         Income tax expense                              126,810           129,150           327,751           243,929
                                                     -----------       -----------      ------------      ------------

         Net income                                  $   284,953       $   287,464      $    730,724      $    586,381
                                                     ===========       ===========      ============      ============

         Earnings per common share-diluted           $      0.14       $      0.14      $       0.36      $       0.30
                                                     ===========       ===========      ============      ============

         Average shares outstanding-diluted            2,043,981         1,986,033         2,029,732         1,980,151




                            CONDENSED BALANCE SHEETS
                 As of September 30, 2006 and December 31, 2005

                                                        9/30/06        12/31/05
                                                     ------------    -----------
                                                      (unaudited)
         ASSETS
         Current assets                              $ 8,464,823     $ 7,728,358
         Property, plant and equipment, net              862,987         951,565
         Investment in non-marketable
            equity securities                            865,160         450,790
         Intangible assets                               283,868         279,086
         Deferred taxes                                   61,000          61,000
                                                     -----------     -----------
                                                     $10,537,838     $ 9,470,799
                                                     ===========     ===========
         LIABILITIES AND STOCKHOLDERS' EQUITY
         Current liabilities                         $ 1,073,382     $   992,294
         Long term debt                                        -               -
         Stockholders' equity                          9,464,456       8,478,505
                                                     -----------     -----------
                                                     $10,537,838     $ 9,470,799
                                                     ===========     ===========




                        CONDENSED STATEMENTS OF CASH FLOW
                   (UNAUDITED) For Nine Months Ended September
                                30, 2006 and 2005


                                                                         9/30/06          9/30/05
                                                                       -----------      -----------
         Net cash provided by operating activities                     $   797,419      $   606,004

         Net cash used in investing activities                           ($446,247)        (334,476)

         Net cash provided by financing activities                     $   223,047           55,094
                                                                       -----------      -----------

         Net increase in cash and cash equivalents                     $   574,219          326,622

         Cash and cash equivalents at beginning of period                3,412,072        2,737,460
                                                                       -----------      -----------

         Cash and cash equivalents at end of period                    $ 3,986,291      $ 3,064,082
                                                                       ===========      ===========